1 DIGITAL MEDIA SOLUTIONS, INC. Insider Trading Policy Updated September 28, 2021 Purpose of Policy This Insider Trading Policy (the “Policy”) of Digital Media Solutions, Inc. (the “Company”) provides guidelines with respect to transactions in the securities of the Company and the handling of confidential information about the Company and the companies with which the Company does business. The Company’s Board of Directors has adopted this Policy to promote compliance with federal, state and foreign securities laws that prohibit certain persons who are aware of material nonpublic information about a company from: (i) trading in securities of that company; or (ii) providing material nonpublic information to other persons who may trade on the basis of that information. Persons Subject to the Policy This Policy applies to all employees and officers of the Company and its subsidiaries and all members of the Company’s Board of Directors. The Company may also determine that other persons should be subject to this Policy, such as contractors or consultants who have access to material nonpublic information. This Policy also applies to family members, other members of a person’s household and entities controlled by a person covered by this Policy, as described below. Each individual must review and agree to fully comply with this Policy. Administration of the Policy The General Counsel of the Company shall serve as the Compliance Officer for the purposes of this Policy (the "Compliance Officer"), and in his or her absence, SVP, Human Resources or another employee designated by the Compliance Officer shall be responsible for administration of this Policy. All determinations and interpretations by the Compliance Officer shall be final and not subject to further review. Questions Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from the Compliance Officer, who can be reached by e-mail at TSaldana@dmsgroup.com. Transactions Subject to the Policy This Policy applies to transactions in the Company’s and Digital Media Solutions Holdings, LLC’s securities (collectively referred to in this Policy as “Company Securities”), including the Company’s Class A common stock, Digital Media Solutions Holdings, LLC’s common units, options to purchase Class A common stock, or any other type of securities that the Company may issue, or that may be

2 redeemable for securities of the Company, including, but not limited to, preferred stock, convertible debentures and warrants, as well as derivative securities that are not issued by the Company, such as exchange-traded put or call options or swaps relating to Company Securities. Individual Responsibility Persons subject to this Policy have ethical and legal obligations to maintain the confidentiality of information about the Company and its subsidiaries and to not engage in transactions in Company Securities while in possession of material nonpublic information. Persons subject to this policy must not engage in illegal trading and must avoid the appearance of improper trading. Each individual is responsible for making sure that he or she complies with this Policy, and that any family member, household member or entity whose transactions are subject to this Policy, as discussed below, also comply with this Policy. In all cases, the responsibility for determining whether an individual is in possession of material nonpublic information rests with that individual, and any action on the part of the Company, the Compliance Officer (as defined below) or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. You could be subject to severe legal penalties and disciplinary action by the Company for any conduct prohibited by this Policy or applicable securities laws, as described below in more detail under the heading “Consequences of Violations.” Statement of Policy It is the policy of the Company that no director, officer or other employee of the Company or its subsidiaries (or any other person designated by this Policy or by the Compliance Officer as subject to this Policy) who is aware of material nonpublic information relating to the Company or its subsidiaries may, directly, or indirectly through family members or other persons or entities: • engage in transactions in Company Securities, except as otherwise specified in this Policy under the headings “Transactions Under Company Plans,” “Transactions Not Involving a Purchase or Sale,” and “Rule 10b5-1 Plans;” • recommend the purchase or sale of any Company Securities; • disclose material nonpublic information to persons within the Company (or its subsidiaries) whose jobs do not require them to have that information, or outside of the Company (or its subsidiaries) to other persons, including, but not limited to, family, friends, business associates, investors and expert consulting firms, unless any such disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company or its subsidiaries; or • assist anyone engaged in the above activities. In addition, it is the policy of the Company that no director, officer or other employee of the Company or its subsidiaries (or any other person designated as subject to this Policy) who, in the course of working for the Company or its subsidiaries, learns of material nonpublic information about a company with which the Company or a subsidiary thereof does business, including a customer or supplier of the Company or its subsidiaries, may trade in that company’s securities until the information becomes public or is no longer material.

3 There are no exceptions to this Policy, except as specifically noted herein. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure), or small transactions, are not excepted from this Policy. The securities laws do not recognize any mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. The Company is required under Regulation FD of the federal securities laws to avoid the selective disclosure of material non-public information. The Company has established procedures for releasing material information in a manner that is designed to achieve broad public dissemination of the information immediately upon its release. You may not, therefore, disclose material information to anyone outside the Company, including family members and friends, other than in accordance with those procedures. This policy is applicable to all forms of communication including the various types of social media. Definition of “Material Nonpublic Information” Material Information. Information is considered “material” if a reasonable investor would consider that information important in making a decision to buy, hold or sell securities. Any information that could be expected to affect a company’s stock price, whether it is positive or negative, should be considered material. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances, and is often evaluated by enforcement authorities with the benefit of hindsight. While it is not possible to define all categories of material information, some examples of information that ordinarily would be regarded as material are: • Projections of future earnings or losses, or other earnings guidance; • Changes to previously announced earnings guidance, or the decision to suspend earnings guidance; • A pending or proposed merger, acquisition or tender offer; • A pending or proposed acquisition or disposition of a significant asset; • A pending or proposed joint venture or other significant transaction; • A Company restructuring; • Significant related-party transactions; • A change in dividend policy, the declaration of a stock split, or an offering of additional securities; • Bank borrowings or other financing transactions out of the ordinary course; • The establishment of a repurchase program for Company Securities;

4 • A change in the Company’s or its subsidiaries’ pricing or cost structure; • Major marketing changes; • A change in management; • A change in auditors or notification that the auditor’s reports may no longer be relied upon; • Development of a significant new product, process, or service; • Pending or threatened significant litigation, or the resolution of such litigation; • Claims or other developments with respect to the Company’s or its subsidiaries’ intellectual property; • Impending bankruptcy or the existence of severe liquidity problems; • The gain or loss of a significant customer or supplier; • A significant planned change in the Company’s business strategy; • A significant cybersecurity incident, such as a data breach, or any other significant disruption in the company’s operations or loss, potential loss, breach or unauthorized access of its property or assets, whether at its facilities or through its information technology infrastructure; or • The imposition of an event-specific restriction on trading in Company Securities or the securities of another company or the extension or termination of such restriction. The above is a non-exclusive list of items that may be deemed to be material, and material information relating to the “Company” includes information relating to subsidiaries of the Company for purposes of this Policy. When Information is Considered Public. Information that has not been disclosed to the public is generally considered to be nonpublic information. In order to establish that the information has been disclosed to the public, it may be necessary to demonstrate that the information has been widely disseminated. Information generally would be considered widely disseminated if it has been disclosed through the Dow Jones “broad tape,” newswire services, a broadcast on widely- available radio or television programs, publication in a widely-available newspaper, magazine or news website, or public disclosure documents filed with the SEC that are available on the SEC’s website. By contrast, information would likely not be considered widely disseminated if it is available only to the Company’s employees, or if it is only available to a select group of analysts, brokers, institutional investors, or commercial partners. Once information is widely disseminated, it is still necessary to provide the investing public with sufficient time to absorb the information. As a general rule, information should not be considered fully absorbed by the marketplace until the close of business on the first full trading day after which

5 the information is released. If, for example, the Company were to make an announcement on a Monday, you should not trade in Company Securities until the following Wednesday. Depending on the particular circumstances, the Company may determine that a longer or shorter period should apply to the release of specific material nonpublic information. Transactions by Family Members and Others This Policy applies to your family members who reside with you (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in your household, and any family members who do not live in your household but whose transactions in Company Securities are directed by you or are subject to your influence or control, such as parents or children who consult with you before they trade in Company Securities (collectively referred to as “Family Members”). You are responsible for the transactions of these other persons. Therefore, you should make them aware of the need to confer with you before they trade in Company Securities, and all transactions of your Family Members should be treated for the purposes of this Policy and applicable securities laws as if the transactions were for your own account. This Policy does not, however, apply to personal securities transactions of Family Members where the purchase or sale decision is made by a third party not controlled by, influenced by or related to you or your Family Members. Transactions by Entities that You Influence or Control This Policy applies to any entities that you influence or control, including, but not limited to, any corporations, partnerships or trusts (collectively referred to as “Controlled Entities”). Transactions by Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were for your own account. Transactions Under Company Plans This Policy does not apply in the case of the following transactions, except as specifically noted: Stock Option Exercises. This Policy does not apply to the exercise of an employee stock option acquired pursuant to the Company’s plans, or to the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements. This Policy does apply, however, to any sale of stock as part of a broker- assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. Restricted Stock Awards. This Policy does not apply to the vesting of restricted stock, or the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock. The Policy does apply, however, to any market sale of restricted stock. Mutual Funds. Transactions in mutual funds that are invested in Company Securities are not transactions subject to this Policy. Other Similar Transactions. Any other purchase of Company Securities from the Company or sales of Company Securities to the Company are not subject to this Policy.

6 Transactions Not Involving a Purchase or Sale Bona fide gifts of securities are not transactions subject to this Policy unless the person making the gift has reason to believe that the recipient intends to sell the Company Securities while the officer, employee or director is aware of material nonpublic information, or the person making the gift is subject to the trading restrictions specified below under the heading “Additional Procedures” and the sales by the recipient of the Company Securities may occur during a blackout period. Special and Prohibited Transactions The Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if the persons subject to this Policy engage in certain types of transactions. It therefore is the Company’s policy that any persons covered by this Policy may not engage in any of the following transactions, or should otherwise consider the Company’s preferences as described below: Short-Term Trading. Short-term trading of Company Securities may be distracting to the person and may unduly focus the person on the Company’s short-term stock market performance instead of the Company’s long-term business objectives. For these reasons, any director, officer or other employee of the Company who purchases Company Securities in the open market may not sell any Company Securities of the same class during the six months following the purchase (or vice versa). Short Sales. Short sales of Company Securities (i.e., the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value, and therefore have the potential to signal to the market that the seller lacks confidence in the Company’s prospects. In addition, short sales may reduce a seller’s incentive to seek to improve the Company’s performance. For these reasons, short sales of Company Securities are prohibited. In addition, Section 16(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prohibits officers and directors from engaging in short sales. (Short sales arising from certain types of hedging transactions are governed by the paragraph below captioned “Hedging Transactions.”) Publicly-Traded Options. Given the relatively short term of publicly-traded options, transactions in options may create the appearance that a director, officer or employee is trading based on material nonpublic information and focus a director’s, officer’s or other employee’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in put options, call options or other derivative securities, on an exchange or in any other organized market, are prohibited by this Policy. (Option positions arising from certain types of hedging transactions are governed by the next paragraph below.) Hedging Transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such transactions may permit a director, officer or employee to continue to own Company Securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, directors, officers and employees are prohibited from engaging in any such transactions/the Company strongly discourages you from engaging in such transactions. Any person

7 wishing to enter into such an arrangement must first submit the proposed transaction for approval by the Compliance Officer. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction. Margin Accounts and Pledged Securities. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company Securities, directors, officers and other employees are prohibited from holding Company Securities in a margin account or otherwise pledging Company Securities as collateral for a loan. (Pledges of Company Securities arising from certain types of hedging transactions are governed by the paragraph above captioned “Hedging Transactions.”) Standing and Limit Orders. Standing and limit orders (except standing and limit orders under approved Rule 10b5-1 Plans, as described below) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a director, officer or other employee is in possession of material nonpublic information. The Company therefore discourages placing standing or limit orders on Company Securities. If a person subject to this Policy determines that they must use a standing order or limit order, the order should be limited to short duration and should otherwise comply with the restrictions and procedures outlined below under the heading “Additional Procedures.” Additional Procedures The Company has established additional procedures in order to assist the Company in the administration of this Policy, to facilitate compliance with laws prohibiting insider trading while in possession of material nonpublic information, and to avoid the appearance of any impropriety. These additional procedures are applicable only to those individuals described below. Pre-Clearance Procedures. All directors and officers of the Company, as well as any additional persons designated by the Compliance Officer as being subject to these procedures, as well as the Family Members and Controlled Entities of such persons, may not engage in any transaction in Company Securities without first obtaining pre-clearance of the transaction from the Compliance Officer. A request for pre-clearance should be submitted to the Compliance Officer at least two business days in advance of the proposed transaction. The Compliance Officer is under no obligation to approve a transaction submitted for pre- clearance, and may determine not to permit the transaction. If a person seeks pre-clearance and permission to engage in the transaction is denied, then he or she should refrain from initiating any transaction in Company Securities, and should not inform any other person of the restriction. When a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any material nonpublic information about the Company, and should describe fully those circumstances to the Compliance Officer. The requestor should also indicate whether he or she has affected any non-exempt “opposite-way” transactions within the past six months, and should be

8 prepared to report the proposed transaction on an appropriate Form 4 or Form 5. The requestor should also be prepared to comply with SEC Rule 144 and file Form 144, if necessary, at the time of any sale. Quarterly Trading Restrictions. The persons designated by the Compliance Officer as subject to this restriction, as well as their Family Members or Controlled Entities, may not conduct any transactions involving the Company’s Securities (other than as specified by this Policy), during a “Blackout Period” beginning on the opening of the market on the 11th day of the last month of each fiscal quarter and ending at the close of business on the first full trading day following the date of the filing of the periodic report on Form 10-K or 10-Q, as applicable, for that quarter. In other words, these persons may only conduct transactions in Company Securities during the “Window Period” beginning on the second full trading day following the date of the filing of the periodic report on Form 10-K or 10-Q, as applicable, for that quarter and ending on the closing of the market on the 10th day of the last month of the next fiscal-quarter. Under certain very limited circumstances, a person subject to this restriction may be permitted to trade during a Blackout Period, but only if the Compliance Officer concludes that the person does not in fact possess material nonpublic information. Persons wishing to trade during a Blackout Period must contact the Compliance Officer for approval at least two business days in advance of any proposed transaction involving Company Securities. Event-Specific Trading Restriction Periods. From time to time, an event may occur that is material to the Company and is known by only a few directors, officers and/or employees. So long as the event remains material and nonpublic, the persons designated by the Compliance Officer may not trade Company Securities. In addition, the Company’s financial results may be sufficiently material in a particular fiscal quarter that, in the judgment of the Compliance Officer, designated persons should refrain from trading in Company Securities even sooner than the typical Blackout Period described above. In that situation, the Compliance Officer may notify these persons that they should not trade in the Company’s Securities, without disclosing the reason for the restriction. The existence of an event-specific trading restriction period or extension of a Blackout Period will not be announced to the Company as a whole, and should not be communicated to any other person. Even if the Compliance Officer has not designated you as a person who should not trade due to an event-specific restriction, you should not trade while aware of material nonpublic information. Exceptions will not be granted during an event-specific trading restriction period. Exceptions. The quarterly trading restrictions and event-specific trading restrictions do not apply to those transactions to which this Policy does not apply, as described above under the headings “Transactions Under Company Plans” and “Transactions Not Involving a Purchase or Sale.” Further, the requirement for pre-clearance, the quarterly trading restrictions and event-specific trading restrictions do not apply to transactions conducted pursuant to approved Rule 10b5-1 plans, described under the heading “Rule 10b5-1 Plans.” Rule 10b5-1 Plans Rule 10b5-1 adopted by the Securities and Exchange Commission (“SEC”) under the Exchange Act provides a defense from insider trading liability under Rule 10b-5. In order to be eligible to rely on this defense, a person subject to this Policy must enter into a Rule 10b5-1 plan for transactions in Company Securities that meets certain conditions specified in the Rule (a “Rule 10b5-1 Plan”). If

9 the plan meets the requirements of Rule 10b5-1, Company Securities may be purchased or sold without regard to certain insider trading restrictions. To comply with the Policy, a Rule 10b5-1 Plan must be approved by the Compliance Officer and meet the requirements of Rule 10b5-1 and any additional guidelines that the Company may adopt from time to time, which may be obtained from the Compliance Officer. In general, a Rule 10b5-1 Plan must be entered into at a time when the person entering into the plan is not aware of material nonpublic information. Once the plan is adopted, the person must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party. Any Rule 10b5-1 Plan must be submitted for approval at least five days prior to the entry into the Rule 10b5-1 Plan. No further pre-approval of transactions conducted pursuant to the Rule 10b5-1 Plan will be required. Post-Termination Transactions This Policy continues to apply to transactions in Company Securities even after termination of service to the Company. If an individual is in possession of material nonpublic information when his or her service terminates, that individual may not trade in Company Securities until that information has become public or is no longer material. Consequences of Violations The purchase or sale of securities while aware of material nonpublic information, or the disclosure of material nonpublic information to others who then trade in the Company’s Securities, is prohibited by the federal and state laws. Insider trading violations are pursued vigorously by the SEC, U.S. Attorneys and state enforcement authorities as well as the laws of foreign jurisdictions. Punishment for insider trading violations is severe, and could include significant fines and imprisonment. While the regulatory authorities concentrate their efforts on the individuals who trade, or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel. In addition, an individual’s failure to comply with this Policy may subject the individual to Company-imposed sanctions, including dismissal for cause, whether or not the employee’s failure to comply results in a violation of law. Needless to say, a violation of law, or even an SEC investigation that does not result in prosecution, can tarnish a person’s reputation and irreparably damage a career. Certification All persons subject to this Policy must certify their understanding of, and intent to comply with, this Policy by returning an executed copy of the Certification contained on the next page to the attention of the Compliance Officer.

10 DIGITAL MEDIA SOLUTIONS, INC. INSIDER TRADING POLICY CERTIFICATION I certify that: • I have read and understand the Insider Trading Policy (the “Policy”) of Digital Media Solutions, Inc. and its subsidiaries (the “Company”). • I understand that the Compliance Officer is available to answer any questions I have regarding the Policy. • Since the date the Policy became effective, or such shorter period of time that I have been an employee of the Company, I have complied with the Policy. • I will continue to comply with the Policy for as long as I am subject to the Policy. • If I am an employee of the Company, I acknowledge that the Policy is a statement of policies and procedures and does not, in any way, constitute an employment contract or an assurance of continued employment. Print name: Signature: Date: